Exhibit 32.2

CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, J. Michael Dodson, Chief Financial Officer of DDi Corp. (the “Company”) certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

1. The Quarterly Report on Form 10-Q of the Company for the period ended March 31, 2011 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company for the period covered by the Report.

/s/ J. MICHAEL DODSON
J. Michael Dodson
Chief Financial Officer

Date: April 28, 2011